================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                ----------------


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                               SEPTEMBER 30, 1996
                        ---------------------------------
                                 Date of Report
                        (Date of earliest event reported)


                              ARIS INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          NEW YORK                      1-4814                   22-1715275
----------------------------          -----------            -------------------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)



                   475 FIFTH AVENUE, NEW YORK, NEW YORK 10017
              -----------------------------------------------------
              (Address of registrant's principal executive offices)


                                 (212) 686-5050
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

================================================================================

ITEM 2. ACQUISITION OR DEPOSITION OF ASSETS

         Effective September 30, 1996, Aris Industries, Inc. (the "Company") sold 100% of the stock of a wholly-owned subsidiary, Perry Manufacturing Company ("Perry") for a total consideration of approximately $56,000,000, consisting of approximately $40,000,000 paid by the purchaser, $12,000,000 in forgiveness of indebtedness, and assumption of $4,000,000 of Perry debt (the "Perry Sale"). The proceeds of this sale (including forgiveness of indebtedness), were applied to reduce the Company's debt obligations to its senior secured lender, Heller Financial, Inc. ("Heller"), from approximately $53,000,000 of principal and accrued interest to only $1,000,000.

         The purchaser of Perry is Page Holding Company("PHC"), which is substantially owned and controlled by William K. Woltz, Jr., the President and Chief Executive Officer of Perry. Certain other executives of Perry have interests in PHC. Aris had originally purchased Perry from Mr. Woltz and his affiliates in September, 1987. Heller provided to PHC substantially all of the financing necessary for PHC to purchase Perry. Neither the Company nor any of its officers, directors or affiliates have or retain any interest in Perry or PHC. The Company, Perry and PHC entered into a Stock Purchase Agreement with respect to the stock of Perry dated as of September 19, 1996, with an effective and closing date of September 30, 1996.

         The Company retains ownership of Europe Craft Imports, Inc.("ECI"), its sole remaining operating subsidiary.

         Effective September 30, 1996, the Company entered into an amendment and restatement of its Senior Secured Note Agreement with Heller ("Amended Heller Agreement"), pursuant to which Heller received a note in the principal amount of $1,000,000 ("New Heller Note"), with a maturity date of November 3, 2001, with interest at 10% per annum, such interest to accrue and be added to principal, on a quarterly basis in arrears and to be due and payable November 3, 2001. Pursuant to the Amended Heller Agreement, Heller forgave all other indebtedness of the Company to Heller remaining after application of the proceeds of the Perry Sale, and eliminated all financial covenants. Heller retained a pledge of the stock (but not the assets) of ECI, the Company's remaining operating subsidiary. The New Heller Note provides that no principal or interest be paid on the Company's indebtedness to both of its junior secured lenders, BNY Financial Corporation ("BNY") and AIF-II, L.P.("AIF-II), until all principal and interest on the New Heller Note is paid in full.

         In connection with the Amended Heller Agreement, Aris granted to Heller a warrant, exercisable for nominal consideraton until September 30, 2006, to obtain 584,345 shares of Aris Common Stock (equal to 4.9% of Aris' outstanding Common Stock on September 30, 1996).

         The Intercreditor Agreement dated June 30, 1993 between Heller, BNY and AIF-II remains in effect.

         The amendments dated May 1, 1996 between the Company and each of BNY and AIF-II remain in effect, pursuant to which scheduled quarterly interest payments to BNY and Apollo, respectively, for the period May 6, 1996 through February 3, 1997 inclusive would not be paid in cash but instead would be added to principal.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.
-----------
10.95. Stock Purchase Agreement dated as of September 19, 1996 between Aris Industries, Inc., as Seller, Page Holding Company, as Buyer, and Perry Manufacturing Company, with respect to the stock of Perry Manufacturing Company.

10.96. Amended and Restated Senior Secured Note Agreement dated September 30, 1996, between Aris Industries, Inc. as Borrower, and Heller Financial, Inc.

10.97. Interest Note (Principal Amount $1,000,000) dated September 30, 1996 from Aris Industries, Inc. payable to Heller Financial, Inc.

10.98. Amended and Restated Pledge Agreement dated September 30, 1996 between Aris Industries, Inc., as Pledgor, and Heller Financial, Inc., as Pledgee.

10.99. Warrant dated September 30, 1996 issued by Aris Industries, Inc. to Heller Financial, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ARIS INDUSTRIES, INC.


                                              By: /s/ PAUL SPECTOR
                                                  ----------------------------
                                                  Paul Spector
                                                  Senior Vice President and
                                                  Chief Financial Officer



Date: September 30, 1996

                                 EXHIBIT INDEX


Exhibit No.                       Description                               Page
-----------                       -----------                               ----

10.95. Stock Purchase Agreement dated as of September 19, 1996 between Aris Industries, Inc., as Seller, Page Holding Company, as Buyer, and Perry Manufacturing Company, with respect to the stock of Perry Manufacturing Company.

10.96.   Amended and Restated Senior Secured Note Agreement dated
         September 30, 1996, between Aris Industries, Inc. as Borrower, and Heller Financial, Inc.

10.97. Interest Note (Principal Amount $1,000,000) dated September 30, 1996 from Aris Industries, Inc. payable to Heller Financial, Inc.

10.98. Amended and Restated Pledge Agreement dated September 30, 1996 between Aris Industries, Inc., as Pledgor, and Heller Financial, Inc., as Pledgee.

10.99. Warrant dated September 30, 1996 issued by Aris Industries, Inc. to Heller Financial, Inc.